Exhibit 99.1

ChampionX Announces Definitive Agreement to Sell US Synthetic Corporation

THE WOODLANDS, Texas, February 25, 2025 (GLOBE NEWSWIRE) — ChampionX Corporation (“ChampionX” or the “Company”) (NASDAQ: CHX), a global leader in oilfield technology, announced today that it has entered into a definitive agreement to sell all of its equity interests in US Synthetic Corporation (“US Synthetic”) to LongRange Capital, L.P. (“LongRange Capital”).

US Synthetic, located in Orem, Utah, offers innovative, best-in-class polycrystalline diamond cutter inserts, bearings, valves, and mining tools to help customers drill the world’s most demanding oil exploration and development projects. US Synthetic comprises the Drilling Technologies segment of ChampionX.

“I have been pleased to see the growth of US Synthetic over the years, which is a testament to their innovation ethos, impactful technologies, and strong culture of customer service and continuous improvement,” said Sivasankaran “Soma” Somasundaram, President and CEO of ChampionX. “I want to thank the dedicated and talented employees of US Synthetic for their many contributions to ChampionX over the years. We believe that LongRange Capital will be the right home for US Synthetic to further foster their growth.”

“We are excited about the future of US Synthetic, and this transition represents a significant milestone in our journey. We are very optimistic about the opportunities it will bring,” commented Rob Galloway, President, Drilling Technologies of ChampionX. “With LongRange Capital as our new partner, we look forward to accelerating our growth strategy while continuing our commitment to delivering exceptional value to our customers and stakeholders.”

The transaction, which is subject to customary closing conditions, as well as the closing of the previously announced transaction between ChampionX and SLB, is expected to close shortly after the closing of the ChampionX and SLB transaction.

About ChampionX

ChampionX is a global leader in chemistry solutions and highly engineered equipment and technologies that help companies drill for and produce oil and gas safely and efficiently around the world. ChampionX’s products provide efficient functioning throughout the lifecycle of a well with a focus on the production phase of wells. To learn more about ChampionX, visit www.championX.com.

About LongRange Capital

Founded in 2019, LongRange Capital is a private equity firm formed to apply a longer-term perspective to investments and employ a company-focused, customer-first philosophy to building better businesses. LongRange Capital seeks to create value by partnering with its portfolio companies and their management teams to ensure that the strategy, resources, capital, execution, and incentives are aligned to achieve their collective goals. The LongRange Capital team has a successful track record of investing in and growing businesses across a range of industries, including industrial products, chemicals, industrial technology, and consumer goods and services, among other segments. LongRange Capital is currently investing a highly flexible, committed capital pool backed by long-term institutional holders. For more information, please visit www.longrangecapital.com.

Contacts

Investor Contact: Byron Pope, byron.pope@championx.com, 281-602-0094

Media Contact: John Breed, john.breed@championx.com, 281-403-5751

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act, and Section 21E of the Exchange Act.

Such forward-looking statements include statements relating to the proposed transaction between SLB and ChampionX and the related sale of USS to LongRange Capital, including statements regarding the benefits of the transaction and the anticipated timing of the transaction, and information regarding the businesses of SLB and ChampionX, including expectations regarding outlook and all underlying assumptions, SLB’s and ChampionX’s objectives, plans and strategies, information relating to operating trends in markets where SLB and ChampionX operate, statements that contain projections of results of operations or of financial condition and all other statements other than statements of historical fact that address activities, events or developments that SLB or ChampionX intends, expects, projects, believes or anticipates will or may occur in the future. Such statements are based on management’s beliefs and assumptions made based on information currently available to management. All statements in this communication, other than statements of historical fact, are forward-looking statements that may be identified by the use of the words “outlook,” “guidance,” “expects,” “believes,” “anticipates,” “should,” “estimates,” “intends,” “plans,” “seeks,” “targets,” “may,” “can,” “believe,” “predict,” “potential,” “projected,” “projections,” “precursor,” “forecast,” “ambition,” “goal,” “scheduled,” “think,” “could,” “would,” “will,” “see,” “likely,” and other similar expressions or variations, but not all forward-looking statements include such words. These forward-looking statements involve known and unknown risks and uncertainties, and which may cause SLB’s or ChampionX’s actual results and performance to be materially different from those expressed or implied in the forward-looking statements. Factors and risks that may impact future results and performance include, but are not limited to those factors and risks described in Part I, “Item 1. Business”, “Item 1A. Risk Factors”, and “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” in SLB’s Annual Report on Form 10-K for the year ended December 31, 2024, as filed with the Securities and Exchange Commission (the “SEC”) on January 22, 2025 and Part 1, Item 1A, “Risk Factors” in ChampionX’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 5, 2025, and each of their respective, subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. These include, but are not limited to, and in each case as a possible result of the proposed transaction on each of SLB and ChampionX: the ultimate outcome of the proposed transaction between SLB and ChampionX, including the effect of the announcement of the proposed transaction; the ability to operate the SLB and ChampionX respective businesses, including business disruptions; difficulties in retaining and hiring key personnel and employees; the ability to maintain favorable business relationships with customers, suppliers and other business partners; the terms and timing of the proposed transaction; the occurrence of any event, change or other circumstance that could give rise to the termination of the proposed transaction; the anticipated or actual tax treatment of the proposed transaction; the ability to satisfy closing conditions to the completion of the proposed transaction; other risks related to the completion of the proposed transaction and actions related thereto; the ability of SLB and ChampionX to integrate the business successfully and to achieve anticipated synergies and value creation from the proposed transaction; changes in demand for SLB’s or ChampionX’s products and services; global market, political and economic conditions, including in the countries in which SLB and ChampionX operate; the ability to secure government regulatory approvals on the terms expected, at all or in a timely manner; the extent of growth of the oilfield services market generally, including for chemical solutions in production and midstream operations; the global macro-economic environment, including headwinds caused by inflation, rising interest rates, unfavorable currency exchange rates, and potential recessionary or depressionary conditions; cyber-attacks, information security and data privacy; the impact of public health crises, such as pandemics (including COVID-19) and epidemics and any related company or government policies and actions to protect the health and safety of individuals or government policies or actions to maintain the functioning of national or global economies and markets; trends in crude oil and natural gas prices, including trends in chemical solutions across the oil and natural gas industries, that may affect the drilling and production activity, profitability and financial stability of SLB’s and ChampionX’s customers and therefore the demand for, and profitability of, their products and services; litigation and regulatory proceedings, including any proceedings that may be instituted against SLB or ChampionX related to the proposed transaction; failure to effectively and timely address energy transitions that could adversely affect the businesses of SLB or ChampionX, results of operations, and cash flows of SLB or ChampionX; and disruptions of SLB’s or ChampionX’s information technology systems.

These risks, as well as other risks related to the proposed transaction, are included in the Form S-4 and proxy statement/prospectus that was filed with the SEC in connection with the proposed transaction between SLB and ChampionX. While the list of factors presented here is, and the list of factors presented in the registration statement on Form S-4 are, considered representative, no such list should be considered to be a complete statement of all potential risks and uncertainties. For additional information about other factors that could cause actual results to differ materially from those described in the forward-looking statements, please refer to SLB’s and ChampionX’s respective periodic reports and other filings with the SEC, including the risk factors identified in SLB’s and ChampionX’s Annual Reports on Form 10-K, respectively, and SLB’s and ChampionX’s subsequent Quarterly Reports on Form 10-Q. The forward-looking statements included in this communication are made only as of the date hereof. Neither SLB nor ChampionX undertakes any obligation to update any forward-looking statements to reflect subsequent events or circumstances, except as required by law.